EXHIBIT 32.2

Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of DHC Acquisition Corp. (the “Company”) on Form 10-K for the year period ended December 31, 2021, as filed with the Securities and Exchange Commission (the “Report”), I, Christopher Gaertner, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 11, 2022

/s/ Christopher Gaertner
Christopher Gaertner
Chief Financial Officer
(Principal Financial and Accounting Officer)